[Via Verde Guaranty]

                               FIRST GUARANTY AMENDMENT



                                                         As of December 18, 1997

       Hondo Oil & Gas Company
       10375 Richmond Avenue, Suite 900
       Houston, Texas 77042

            Re:  Guaranty

       Gentlemen:

          As you know, London Australian & General Property Company Limited ("Lender") is in the process of amending various of its credit arrangements with you, including that certain Promissory Note dated April 30, 1993 in the original principal amount of $3,000,000 issued by your wholly-owned subsidiary, Via Verde Development Company (as heretofore amended and as currently in effect, the "Existing Note"), which you guarantied pursuant to your Guaranty executed and delivered as of April 30, 1993 (as currently in effect, the "Existing Guaranty") in our favor (as assignee of Thamesedge Ltd., which, in turn, was the assignee of Lonrho Plc., the "Original Lender"). Under a proposed Amended and Restated Note being executed and delivered contemporaneously herewith by Borrower to us (the "Amended and Restated Note"), among other things (a) the amount heretofore loaned and which may be loaned (and, accordingly, the principal amount subject to the Guaranty), is being increased to $4,500,000 (including $1,500,000 representing interest added to principal), (b) the maturity date of the Existing Note is being extended to January 15, 1999 and (c) various Events of Default are being added to the Existing Note to provide, among other things, that it shall be an Event of Default (i) if you shall have failed to furnish to Lender, by October 1, 1998, a proved gas reserve report of Netherland, Sewell & Associates that shows that a minimum of 13,000,000 mcf (25%) of proved gas reserve exists, which are subject to the Opon Association Contract in which Hondo Magdalena then participates, above the proved gas reserve of 52,475,554 mcf at September 30, 1997, (ii) if you, your wholly-owned subsidiary, Hondo Magdalena Oil & Gas Limited, or any of their respective subsidiaries default with respect to their Debt (as defined) and (iii) to add certain other Events of Default similar to those in your other loan instruments to us.

          We understand that you have reviewed a copy of the final version of the proposed Amended and Restated Promissory Note. For all purposes, "Guaranty" means the Existing Guaranty, as modified by this letter, and as the same may be further supplemented, modified, amended and restated from time to time in the manner provided therein.

          Please execute this letter to acknowledge your agreement to the Amended and Restated Note and that your guarantee and other obligations under the Guaranty remain and continue in full force and effect both before and after giving effect to the Amended and Restated Note and related documentation (including, without limitation, the matters set forth in this letter). Our request to you in this instance does not obligate us to notify you or seek your consent in the future as to any amendment to the Amended and Restated Note or other matter where


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       (pursuant to your Guaranty, or  otherwise) such notice or consent is  not required.

          Your signature, where indicated below, also will constitute your acknowledgment of and agreement to the following modifications to the Existing Guaranty (without limiting the prior paragraph of this letter):

              i. All references in the Existing Guaranty to "Lonrho Plc" shall be to "London Australian & General Property Company Limited (the "Lender")" and all references in the Existing Guaranty to "Lonrho" shall be to "Lender" for all purposes of the Guaranty;

              ii. The Guaranty now includes, among other things, all amounts borrowed and to be borrowed (and interest thereon) under the Amended and Restated Note;

              iii. Section  6  of  the Existing  Guaranty  is  deleted  and  the following is substituted in its place:

                   "SECTION 6. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and mailed (certified mail, return receipt requested), telecopied or delivered personally, if to the Guarantor, to it at Hondo Oil & Gas Company ,10375 Richmond Avenue, Suite 900, Houston, TX 77042, telecopier (713) 954-4601, attention John J. Hoey; if to Lender, to it at London Australia & General Property Company, Four Grosvenor Place, London, SW1X 7DL, England, telecopier 011-44-171-201-6100, Attention: R.
                   E. Whitten, with a copy to Rudolph H. Funke, Esq. at 805 Third Avenue, 18th Floor, New York, NY 10022, telecopier 212-838-8141; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and other communications shall be effective, if mailed, 72 hours after being deposited in the mails or, if telecopied or delivered, when received.

            iv. Section 9 of the Existing Guaranty is deleted and the following is substituted in its place:

                   "SECTION 9. Governing Laws. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York (other than those that would defer to the substantive laws of another jurisdiction). Without in any way limiting the preceding choice of law, the parties intend (among other things) to thereby avail themselves of the benefit of Section 5-1401 of the General Obligations Law of the State of New York."

            v.     The following new Section 10 is hereby added to the  Existing
       Guaranty:

                   "SECTION 10.  Consent to Jurisdiction; Waiver of Immunities.

                 (a) Guarantor hereby irrevocably submits to the jurisdiction of any New York or federal court sitting in New York in any action or proceeding arising out of or relating to this Guaranty, and the Guarantor hereby irrevocably agrees that all claims in


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              respect of such action  or proceeding may be heard and  determined
              in  such  New  York  or  federal  court.    The  Guarantor  hereby
              irrevocably waives, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of
              such  action or  proceeding.   The  Guarantor  hereby  irrevocably
              appoints John J. Hoey (the "Process Agent"), with an office on the date hereof at Hondo Oil & Gas Company, 10375 Richmond Avenue, Suite 900, Houston, TX 77042, telephone (713) 954-4600, telecopier (713) 954-4601, as its agent to receive, on behalf of the Guarantor and its property, service of copies of the summons and complaint and any other process that may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Guarantor in care of the Process Agent at the Process Agent's address above, and the Guarantor hereby irrevocably authorizes and directs the Process
              Agent to  accept such service  on its behalf.   As an  alternative
              method of service, Guarantor also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to Guarantor at its address specified in Section 10. Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                 (b) Nothing in this Section shall affect the right of the Lender to serve legal process in any other manner permitted by law or affect the right of the Lender to bring any action or proceeding against Guarantor or its property in the courts of any other jurisdictions.

                 (c) To the extent that Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to Guarantor or its property, Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Guaranty."

              Your signature, where indicated below, also will constitute your acknowledgment of and agreement and certification that: (a) pursuant to the existing Via Verde Note, the Lender has made loans to the Borrower that are outstanding as of the date of this letter in the aggregate principal amount of $3,479,554.45 (including $479,554.45 of interest added to principal); (b) the obligations of the Borrower to repay all loans (including those to be made pursuant to the Amended and Restated
       Note) with interest, to the Lender and to perform or otherwise satisfy all other obligations, (i) each remain and shall continue in full force and effect, both before and after giving effect to the transactions contemplated by this letter, (ii) are not subject to any defense, counterclaim, setoff, right of recoupment, abatement, reduction or other claim or determination, and (iii) are and shall continue to be governed by the terms and provisions of the Amended and Restated Note as same may be supplemented, modified, amended or restated in the future; (e) your absolute, unconditional and irrevocable guarantee to the Lender of the full and punctual payment and satisfaction of the foregoing and any and all other obligations the Borrower (i) remains and shall continue in full force and effect, both before and after giving effect to the transactions contemplated by this letter, (ii) is not subject to any defense, counterclaim, setoff, right of recoupment, abatement, reduction


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       or other claim  or determination, and (iii) is  and shall continue to  be governed by the terms and provisions of the Existing Guaranty as supplemented, modified and amended.

                                          Very truly yours,

                                          LONDON AUSTRALIAN & GENERAL
                                          PROPERTY COMPANY LIMITED

                                          By:  /s/ R.E. Whitten
                                               -------------------------------
       ACKNOWLEDGED AND AGREED:

       HONDO OIL & GAS COMPANY

        /s/ John J. Hoey
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